UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2022

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2022, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast”), and Seacoast National Bank, a national banking association (“SNB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Professional Holding Corp., a Florida corporation (“Professional”), and Professional Bank, a Florida chartered bank and wholly-owned subsidiary of Professional. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Seacoast will acquire Professional pursuant to the merger of Professional with and into Seacoast (the “Merger”) and the merger of Professional Bank with and into SNB (the “Bank Merger”), with Seacoast surviving the Merger as the surviving corporation and with SNB surviving the Bank Merger as the surviving bank.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Board of Directors of Seacoast and Professional, upon completion of the Merger, each outstanding share of Professional common stock will be converted into the right to receive 0.8909 of a share of Seacoast common stock (the “Exchange Ratio”), subject to the payment of cash in lieu of fractional shares (the “Merger Consideration”). The Exchange Ratio is fixed; provided, however, that in the event Professional’s consolidated tangible shareholders’ equity is less than $224.50 million and Professional Bank’s general allowance for loan and lease losses is less than 0.75% of total loans and leases outstanding, then Seacoast will have the option to adjust the Exchange Ratio downward or terminate the Merger Agreement.

At the effective time of the Merger, each Professional option shall automatically cease to be outstanding, and, in consideration therefor, Seacoast shall grant to each holder of Professional options, as of the effective time, an option to purchase shares of Seacoast common stock pursuant to the Seacoast Banking Corporation of Florida 2021 Incentive Plan (each a “Substitute Seacoast Option”) on the same terms and conditions as applicable to each such Professional option as in effect immediately prior to the effective time, except that (A) the number of shares of Seacoast common stock subject to such Substitute Seacoast Option shall equal the product of (x) the number of shares of Professional common stock subject to such Professional option immediately prior to the effective time, multiplied by (y) the Exchange Ratio, rounded down to the nearest whole share, and (B) the per share exercise price for the shares of Seacoast common stock issuable upon exercise of such Substitute Seacoast Option shall equal the quotient determined by dividing (x) the exercise price per share of Professional common stock at which such Professional option was exercisable immediately prior to the effective time by (y) the Exchange Ratio, rounded up to the nearest whole cent. Each outstanding share of Seacoast common stock will remain outstanding and be unaffected by the Merger.

At the effective time of the Merger, each share of Professional common stock that is subject to a Professional restricted stock award that is outstanding immediately prior to the effective time shall, by virtue of the Merger, automatically be vested and converted into the right to receive the Merger Consideration.

Prior to the effective time of the Merger, Professional shall cause each Professional stock appreciation right that is outstanding to be vested and exercised for a number of shares of Professional common stock determined pursuant to the terms of the applicable stock appreciation right award agreement, subject to applicable withholding. At the effective time, each share of Professional common stock issuable as a result of such exercise of Professional stock appreciation rights shall, by virtue of the Merger, automatically be vested and converted into the right to receive the Merger Consideration.

The Merger Agreement contains customary representations and warranties from both Seacoast and Professional and each have agreed to customary covenants, including, among others, covenants on the part of Professional relating to: (1) the conduct of Professional’s businesses during the interim period between the execution of the Merger Agreement and the completion of the Merger, (2) Professional’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger and the Merger Agreement, (3) subject to certain exceptions, the recommendation by the Board of Directors of Professional in favor of the approval by its shareholders of the Merger Agreement, the Merger and the other transactions contemplated thereby (including the Bank Merger). Professional has also agreed not to, and to cause its directors, officers, employees and representatives and affiliates not to, (1) initiate, solicit, encourage or knowingly encourage or facilitate inquiries or proposals with respect to any acquisition proposal, (2) engage or participate in any negotiations concerning, or with, any person relating to, any acquisition proposal, or (3) subject to certain exceptions, provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to any acquisition proposal.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) adoption of the Merger Agreement by Professional’s shareholders, (2) adoption of the Merger Agreement by Seacoast’s shareholders or the receipt of confirmation from NASDAQ that Seacoast shareholder approval is not required under the NASDAQ listing rules (3) required regulatory consents shall have been obtained or made and be in full force and effect and all waiting periods required by law shall have expired and such required regulatory consents shall not be subject to any condition or consequence that would, after the effective time of the Merger, have a material adverse effect on Seacoast or any of its subsidiaries, including Professional, (4) the absence of any order issued by any governmental authority preventing the consummation of the Merger and the absence of any law or order enacted, entered, promulgated or enforced by any governmental entity that prohibits, restrains or makes illegal the consummation of the Merger, (5) the effectiveness of the registration statement for the Seacoast common stock to be issued in the Merger and (6) the approval for listing of the Seacoast common stock to be issued in the Merger on NASDAQ.

Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, (3) corporate authorization, and (4) since the date of the Merger Agreement, no fact, circumstance or event has occurred or is reasonably likely to have a material adverse effect.

In addition, Seacoast’s obligation to complete the Merger is subject to the satisfaction of certain conditions by Professional, including (1) the receipt of all consents required as a result of the Merger pursuant to certain contracts, (2) the holders of no more than 5% of Professional common stock shall have exercised their dissenters’ rights, (3) receipt by Seacoast of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended, (4) Seacoast’s receipt of executed claims letters and restrictive covenant agreements by certain officers and/or directors of Professional, (5) Professional’s consolidated tangible shareholders’ equity must be not less than $224.50 million and Professional Bank’s general allowance for loan and lease losses must not be less than 0.75% of total loans and leases outstanding, (6) Professional’s receipt of a written tax opinion and (7) the termination of Professional equity awards.

The Merger Agreement provides certain termination rights for both Seacoast and Professional, and further provides that a termination fee of $21.79 million will be payable by Professional upon termination of the Professional Merger Agreement under certain circumstances, including if its board of directors withdraws, qualifies or modifies its recommendation that the Professional shareholders approve the merger agreement in a manner adverse to Seacoast or has resolved to take such action.

Professional may terminate the Merger Agreement if (A) (i) the average closing price of Seacoast’s common stock at any time during the five day period commencing with the later of (x) the date on which Professional is notified by Seacoast that the last required regulatory approval is obtained or (y) the date on which Professional shareholder approval is obtained or, if Seacoast shareholder approval is required under the Nasdaq listing rules, the date on which Seacoast shareholder approval is obtained, is less than (ii)  85% of the number obtained by dividing the average closing price of Seacoast’s common stock for the 10 trading days ending on the determination date (as defined in the Merger Agreement) by $36.75 (the price of Seacoast’s common stock on August 5, 2022), (B) Seacoast’s common stock underperforms a peer-group index (the NASDAQ Bank Index) by more than 20% and (C) Seacoast does not elect to increase the Merger Consideration by a formula-based amount.

The foregoing descriptions of the Merger the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and shareholders with information regarding its terms. The Merger Agreement is not intended to provide any other financial information about Seacoast, Professional or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Seacoast, Professional or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Seacoast.

Additional Information

Seacoast and Professional will be filing a proxy statement/prospectus relating to the transaction and other relevant documents concerning the transaction with the United States Securities and Exchange Commission (the “SEC”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC’s website (https://www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

The directors, executive officers, and certain other members of management and employees of Professional are participants in the solicitation of proxies in favor of the transaction from the Professional shareholders.

Important Information for Investors and Shareholders

Seacoast will file with the SEC a registration statement on Form S-4 containing a proxy statement of Professional and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed transaction. A definitive proxy statement/prospectus will be mailed to shareholders of Professional, and, if a vote of Seacoast shareholders is required by Nasdaq, shareholders of Seacoast. Investors and shareholders of Seacoast and Professional are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and shareholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast’s internet website or by contacting Seacoast.

Professional, its directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of each entity in connection with the merger; the timing to consummate the proposed merger; changes in Seacoast’s share price before closing; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for either of the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Professional, including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the difficulties and risks inherent with entering new markets; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on each of the entities and the proposed transaction and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report, Form 10-Q report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast and Professional.

Item 9.01	Financial Statements and Exhibits

    (c)     Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of August 7, 2022, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Professional Holding Corp. and Professional Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Tracey L. Dexter
Tracey L. Dexter
Chief Financial Officer

Date: August 11, 2022